Exhibit 10.20

                         RELEASE AND SETTLEMENT AGREEMENT
                         --------------------------------

      This RELEASE AND SETTLEMENT AGREEMENT (hereinafter "Agreement") is made by and between ELECTRONIC RETAILING SYSTEMS, INC. (hereinafter "THE COMPANY" and WILLIAM W. ERDMAN. Wherever used in this Agreement, the term "THE COMPANY" shall include all officers, directors, shareholders, employees, agents, representatives, successors and assigns of ELECTRONIC RETAILING SYSTEMS, INC, in their individual and/or official capacities.

      WHEREAS, WILLIAM W. ERDMAN is employed by THE COMPANY; and

      WHEREAS, THE COMPANY and WILLIAM W. ERDMAN agree that it is in the best interests of both parties that WILLIAM W. ERDMAN terminate his employment with THE COMPANY.

      NOW, THEREFORE, in the interest of fully and finally resolving all matters and disputes arising out of or in any way connected to the employment of WILLIAM W. ERDMAN by THE COMPANY, and in consideration of the mutual promises and covenants contained herein, THE COMPANY and WILLIAM W. ERDMAN, acting of their own free will, hereby agree as follows:

            1. WILLIAM W. ERDMAN's employment with THE COMPANY has terminated effective January 28, 1998 and he is no longer deemed an employee of THE COMPANY for any purpose after such date.

            2. (a) THE COMPANY will pay WILLIAM W. ERDMAN severance for the period beginning on January 29, 1998 and continuing through July 28, 1998. In addition, THE COMPANY will pay WILLIAM W. ERDMAN severance for the period beginning on July 29, 1998 and continuing through the earlier of (i) October 28, 1998 or (ii) subject to the last sentence of this subparagraph (a), such date as WILLIAM W. ERDMAN commences other full-time employment (hereinafter the "severance period"). Subject to the last sentence of this subparagraph (a), such severance payments shall be based on WILLIAM
W. ERDMAN's gross biweekly salary of Nine Thousand Six Hundred Fifteen and 40/100 Dollars ($9,615.40), less all applicable deductions required by law and/or described in this Agreement.
Such severance shall be paid to WILLIAM W. ERDMAN in bi-weekly installments, such installments to coincide with the regular payroll dates of THE COMPANY. Notwithstanding the foregoing, in the event WILLIAM W. ERDMAN commences other full-time employment (including self-employment) between July 29, 1998 and October 28, 1998 at a salary lower than the equivalent of a gross biweekly salary of Nine Thousand Six Hundred Fifteen and 40/100 Dollars ($9,615.40), and provides THE COMPANY with satisfactory evidence thereof on request, THE COMPANY will pay him severance equal to the difference in such salary rates until the expiration of the severance period.

               (b) THE COMPANY will deduct the following from each payment made to WILLIAM W. ERDMAN under the terms of subsection 2(a): a) WILLIAM W. ERDMAN'S FICA and Medicare contributions, if any, as required by law; b) Federal and State income taxes; c) health and dental insurance premium contributions, as described in
Section 3 below; d) any other deductions required by law or authorized in writing by WILLIAM W. ERDMAN.

            3. (a) Until December 31, 1998, or such earlier date as WILLIAM W. ERDMAN becomes eligible for coverage under the comparable long term disability and/or life insurance plans of another employer, THE COMPANY will continue in effect the long term disability and life insurance coverage that was in effect for WILLIAM W. ERDMAN immediately prior to January 28, 1998.

               (b) Until December 31, 1998, or such earlier date as WILLIAM W. ERDMAN becomes eligible for coverage under the comparable group medical and/or dental plan of another employer, THE COMPANY will also continue in effect medical and dental insurance coverage for WILLIAM W. ERDMAN and his eligible dependents, provided that WILLIAM W. ERDMAN shall be required to continue to pay such premium contributions as may be in effect for THE COMPANY employees. Such premium contributions shall be deducted from the severance checks described in Section 2(a) of this Agreement until the expiration of the severance period, and thereafter shall be remitted by WILLIAM W. ERDMAN directly to THE COMPANY on the first day of each subsequent month. As of January 1, 1999, WILLIAM W. ERDMAN shall be entitled to continue in effect medical insurance coverage for himself and his eligible dependents, at his own expense, in accordance with applicable federal and state law.

            4. Subject to WILLIAM W. ERDMAN's execution of an applicable stock option agreement otherwise embodying the terms for stock options vesting over time as described in his offer letter dated March 7, 1997 (the "Offer Letter") except as modified herein, until December 31, 1998, WILLIAM W. ERDMAN will be entitled to exercise all options under such stock option agreement vested through January 28, 1998. After December 31, 1998, all rights to purchase stock under such stock option agreement shall cease. Except as described above, all other stock options and any and all other rights to acquire any stock of THE COMPANY which were earned or acquired by WILLIAM W. ERDMAN in the course of his employment with THE COMPANY are hereby extinguished, and WILLIAM W. ERDMAN consents to the cancellation of all such stock options, the waiver of all future rights to any stock options and/or stock of THE COMPANY earned or acquired by WILLIAM W. ERDMAN in the course of his employment with THE COMPANY, and further consents to release THE COMPANY from any and all further obligations under any other stock options, thereby rendering any such rights and options null and void and of no further force and effect.

            5.  With the exception of the payments described in
Section 2 of this Agreement and the insurance benefits described in
Section 3 of this Agreement, WILLIAM W. ERDMAN expressly acknowledges that he is not entitled to any payments, benefits or compensation, in any form for any reason, from THE COMPANY, including but not limited to any severance payments or benefits set forth in the Offer Letter, which is expressly rescinded and superseded by this Agreement.

            6. WILLIAM W. ERDMAN acknowledges that he would not be entitled to all of the payments described in Section 2 of this Agreement or the insurance benefits provided by THE COMPANY during the severance period, as described in Section 3 of this Agreement, if he did not enter into this Agreement. THE COMPANY acknowledges that WILLIAM W. ERDMAN would not otherwise release the potential claims hereinafter set forth but for his receipt of such severance payments and insurance benefits.

            7. WILLIAM W. ERDMAN shall return to THE COMPANY any and all records, papers, data, credit cards, keys and security cards belonging to THE COMPANY in his possession upon execution of this Agreement.

            8. (a) WILLIAM W. ERDMAN recognizes and agrees that in the course of his employment with THE COMPANY, he has been exposed to confidential information concerning THE COMPANY, including, but not limited to, existing and contemplated products, trade secrets, formulas, patents, models, compilations, business and financial methods or practices, plans, pricing, marketing, merchandising and selling techniques and information, customer lists, supplier lists and confidential information relating to policies and/or business strategies (hereinafter referred to as "Confidential Information"). WILLIAM W. ERDMAN agrees that all such Confidential Information is and shall forever remain the sole property of THE COMPANY. WILLIAM
W. ERDMAN shall keep all such Confidential Information strictly confidential, and he shall not disclose to any third party in any manner, either directly or indirectly, any of such Confidential Information at any time, for any purpose. Further, WILLIAM W. ERDMAN shall not use in any manner, either directly or indirectly, any of such Confidential Information for his own benefit or for the benefit of any third party, or for any other purpose, at any time.

              (b) WILLIAM W. ERDMAN agrees that during the term of his employment with THE COMPANY or its affiliates and for a one-year period following the termination of his employment, without the prior written consent of THE COMPANY, WILLIAM W. ERDMAN may not directly or indirectly, engage, assist or participate in, whether as a director, officer, employee, agent, manager, consultant, partner, owner or independent contractor or other participant, any business, firm, corporation, partnership, enterprise or organization that conducts a business which involves either (x) the development, manufacturing, marketing or servicing of systems sold to the retailing industry for purposes of displaying and changing retail point of purchase prices and/or displaying other information targeted at the consumer or store employee via electronic and non-electronic means or (y) the development, engineering, manufacturing, marketing or servicing of systems sold to the retailing industry for purposes of improving pricing accuracy, product location accuracy, inventory management and item movement; and which is within any geographic area where THE COMPANY or any of its affiliates engages in business; provided, however, that WILLIAM
W. ERDMAN may invest in stocks, bonds or other securities of any similar business (but without otherwise participating in such similar business) if (i) such stocks, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding.

             (c) WILLIAM W. ERDMAN understands and agrees that violation by him of any portion of this Section 8 will cause THE COMPANY to suffer immediate, substantial and irreparable injury, and will be a sufficient basis to award injunctive relief and monetary damages to THE COMPANY, without affecting the remainder of this Agreement.

            9. For and in consideration of the payments described in this Agreement, WILLIAM W. ERDMAN for himself, and for his respective heirs, executors, administrators, successors and assigns, knowingly releases and forever discharges THE COMPANY from any and all claims, demands, obligations, damages, liabilities and causes of action (including, but not limited to, claims and causes of action for wrongful discharge, tort, defamation, breach of contract and breach of the duty of good faith and fair dealing, and causes of action and claims or causes of action under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et. seq., the Civil Rights Act of 1991, 42 U.S.C. Section 1981, et. seq., the Connecticut Discriminatory Practices Act, Conn. Gen. Stat. Section 46a-58, et. seq., the Americans with Disabilities Act, 42 U.S.C.
Section 12101 et. seq., the Age Discrimination in Employment Act,
29 U.S.C. Section 621 et. seq., the Connecticut Whistle Blowers' Act, Conn. Gen. Stat. Section 31-51m, the provisions of the Connecticut General Statutes concerning the payment of wages (Conn. Gen. Stat. Section 31-58 et. seq. and Conn. Gen. Stat. Section 31-70 et. seq.), the Fair Labor Standards Act, 29 U.S.C. Section 201 et. seq., and all other federal, state and local laws, ordinances or regulations), in law or in equity, which WILLIAM W. ERDMAN now has or ever had against THE COMPANY, for any losses, injuries or damages (including back pay, front pay, liquidated, compensatory or punitive damages, attorneys' fees and litigation costs), resulting from and/or arising out of or in any way connected with WILLIAM W. ERDMAN's employment by THE COMPANY and/or his separation from such employment.

            10. THE COMPANY and WILLIAM W. ERDMAN expressly acknowledge and agree that the consideration provided herein is solely for the purpose of amicably resolving any dispute arising out of WILLIAM W. ERDMAN's employment by THE COMPANY and his separation from such employment. WILLIAM W. ERDMAN and THE COMPANY further understand and agree that this Agreement does not constitute an admission by THE COMPANY that THE COMPANY is in any way liable to WILLIAM W. ERDMAN or that THE COMPANY harmed or damaged WILLIAM W. ERDMAN or violated any rights he may have or in any respect treated his unfairly or unlawfully.

            11. Should WILLIAM W. ERDMAN commence or prosecute any action or proceeding contrary to the provisions of this Agreement, he agrees to indemnify THE COMPANY for all costs, including court costs and reasonable attorneys' fees, incurred by THE COMPANY in the defense of such action or in establishing or maintaining the application or validity of this Agreement or the provisions thereof.

            12. Except as otherwise provided specifically in this Agreement, in the event any party to this Agreement claims that the other party has failed to comply with the terms of the Agreement, the remedy for the party claiming the breach shall be an appropriate legal action to require the other party to comply with the Agreement and to obtain damages resulting from the breach, including all costs incurred by the non-breaching party, including court costs and reasonable attorney's fees in prosecuting any such legal action.

            13. THE COMPANY and WILLIAM W. ERDMAN expressly acknowledge and agree that they will not make any claim or demand and each of them hereby waives any rights any of them may now have or may hereafter have claim to have, based upon any alleged oral alteration, amendment, modification or any other alleged change in this Agreement; that the validity, effect and operation of this Agreement shall be determined by the laws of the State of Connecticut; and that there is no written or oral understanding or agreement between them that is not recited herein.

            14. WILLIAM W. ERDMAN affirmatively states that he has had a full and fair opportunity to consult with an attorney regarding the provisions of this Agreement, that he understands that he is entitled to have a period of twenty-one (21) days to consult with an attorney and consider this Agreement, and that if he signs the Agreement prior to the expiration of such twenty-one
(21) days, he does so voluntarily and of his own free will.

            15. All parties acknowledge that for a period of up to seven (7) days following execution of this Agreement, WILLIAM W. ERDMAN shall have the right to revoke his assent to this Agreement, in which case the provisions of the Agreement shall become null and void.

            16. THE COMPANY and WILLIAM W. ERDMAN affirmatively state that they have a full understanding of the contents of the Agreement and the effects thereof; and that they have executed the same voluntarily and of their own free will, without any coercion.

            17. THE COMPANY and WILLIAM W. ERDMAN agree that neither they nor their respective immediate family members, attorneys, auditors, agents, members, officers, assigns, employees, heirs, successors or representatives, will publish, publicize or disseminate, or cause to be published, publicized or disseminated, in any manner, information relating to the contents of this Agreement or the discussions or events that led up to it, to any third party, including, but not limited to, the news and communications media or agents thereof, excepting such disclosure that THE COMPANY and WILLIAM W. ERDMAN may make to their respective attorneys, auditors or tax planners, or any disclosure WILLIAM W. ERDMAN makes to members of his immediate family or any disclosure by WILLIAM W. ERDMAN or THE COMPANY in compliance with any state or federal law or any disclosure made by WILLIAM W. ERDMAN for the purpose of enforcing the terms of this Agreement, should THE
COMPANY fail to comply with the terms of this Agreement. Further, THE COMPANY may also disclose information relating to the terms or contents of this Agreement to officers, employees, agents, members or representatives of THE COMPANY on a need-to-know basis for purposes of carrying out or effecting compliance with the parties' obligations under this Agreement.

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      IN WITNESS WHEREOF, the aforementioned parties, intending to be legally bound hereby, have executed this Agreement.

                                                         /s/ William W. Erdman
                                                         ---------------------
                                                         William W. Erdman

STATE OF NEW YORK    )
                           :  ss:         Date: 3/2/98
COUNTY OF WESTCHESTER)

      Personally appeared WILLIAM W. ERDMAN, Signer of the foregoing Instrument, and acknowledged the same to be his free act and deed before me.

                                                          /s/ David Feureisen
                                                          --------------------
                                                         Notary Public


                                                 ELECTRONIC RETAILING SYSTEMS,
                                                   INC.



                                    By:  /s/ Virginina E. Menz
                                         ----------------------

STATE OF CONNECTICUT)
                              :  ss:      Date: 2/28/98
COUNTY OF           )


      Personally appeared                        , Signer of the
foregoing Instrument, and acknowledged the same to be his/her free act and deed on behalf of ELECTRONIC RETAILING SYSTEMS, INC.


                                                      /s/ Lori Hinds
                                                      --------------------
                                                      Notary Public/
                                                       Commissioner of the
                                                       Superior Court